As filed with the Securities and Exchange Commission on July 2, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
BREITBURN ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)
________________________

Delaware	1311	74-3169953
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
First Amended and Restated Breitburn Energy Partners LP 2006 Long-Term Incentive Plan, as Amended
(Full title of the plan)
________________________
Gregory C. Brown
515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies to:
Steven B. Stokdyk
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 485-1234
________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒              Accelerated filer ☐              Non-accelerated filer ☐              Smaller reporting company ☐
(Do not check if a smaller reporting company)
________________________
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common units representing limited partner interests in Breitburn Energy Partners LP	15,000,000	$4.67	$70,050,000	$8,139.81

(1)
The registration fee for such common units was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Act”), based on the average of the high ($4.76) and low ($4.57) prices of the common units as reported on the NASDAQ Global Select Market on June 30, 2015.

(2)	Amount to be registered multiplied by the proposed maximum aggregate offering price

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 15,000,000 common units (“common units”) representing limited partnership interests in Breitburn Energy Partners LP (the “Partnership”) for issuance under the First Amended and Restated Breitburn Energy Partners LP 2006 Long-Term Incentive Plan, as amended (the “Long-Term Incentive Plan”). A second amendment to the Long-Term Incentive Plan to extend the term of the Long-Term Incentive Plan to October 9, 2026 and increase the maximum number of common units of the Partnership that may be delivered with respect to awards granted thereunder by an additional 15,000,000 common units was approved at the 2015 Annual Meeting of Limited Partners of the Partnership on June 18, 2015, as previously reported on the Partnership’s Current Report on Form 8-K filed on June 18, 2015. The Partnership is filing this Registration Statement to register these additional 15,000,000 common units. Pursuant to General Instruction E of Form S-8, the Partnership incorporates by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of its Registration Statements on Form S-8 relating to the Long-Term Incentive Plan filed with the Securities and Exchange Commission on February 12, 2008 (Registration No. 333-149190) and on May 18, 2012 (Registration No. 333-181526).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 2, 2015.

BREITBURN ENERGY PARTNERS LP

By:	BREITBURN GP LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of the Partnership hereby constitute and appoint Halbert S. Washburn, James G. Jackson and Lawrence C. Smith each with full power to act with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Halbert S. Washburn	Chief Executive Officer and Director	July 2, 2015
Halbert S. Washburn	(Principal Executive Officer)

/s/ James G. Jackson	Chief Financial Officer	July 2, 2015
James G. Jackson	(Principal Financial Officer)

/s/ Lawrence C. Smith	Controller	July 2, 2015
Lawrence C. Smith	(Principal Accounting Officer)

/s/ Randall H. Breitenbach	Vice Chairman of the Board of Directors	July 2, 2015
Randall H. Breitenbach

/s/ John R. Butler, Jr.	Chairman of the Board of Directors	July 2, 2015
John R. Butler, Jr.

/s/ David B. Kilpatrick	Director	July 2, 2015
David B. Kilpatrick

/s/ Gregory J. Moroney	Director	July 2, 2015
Gregory J. Moroney

/s/ Charles S. Weiss	Director	July 2, 2015
Charles S. Weiss

/s/ Donald D. Wolf	Director	July 2, 2015
Donald D. Wolf

/s/ Kurt A. Talbot	Director	July 2, 2015
Kurt A. Talbot

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Latham & Watkins LLP.

4.1*	Certificate of Limited Partnership of Breitburn Energy Partners LP (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to Form S-1 filed on July 13, 2006).

4.2*
Certificate of Amendment to Certificate of Limited Partnership of Breitburn Energy Partners LP (incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on May 5, 2015).

4.3*	Third Amended and Restated Agreement of Limited Partnership of Breitburn Energy Partners LP (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 14, 2015).

10.1*
First Amended and Restated BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan effective as of October 29, 2009 (incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the period ended September 30, 2009 filed on November 6, 2009).

10.2*
First Amendment to the First Amended and Restated BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan effective as of April 27, 2011 (incorporated herein by reference to Exhibit 10.2 to the Form S-8 Registration Statement filed on May 18, 2012).

10.3*
Second Amendment to First Amended and Restated BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan effective as of June 18, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 18, 2015).

15.1	Letter of Deloitte & Touche LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Deloitte & Touche LLP.

23.5	Consent of Netherland, Sewell & Associates, Inc.

23.6	Consent of Schlumberger Data & Consulting Services.

23.7	Consent of Cawley, Gillespie & Associates, Inc.

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

* Incorporated by reference.